Exhibit 99.(s)

POWER OF ATTORNEY

The person whose signature appears below hereby appoints the Assistant General Counsel of Farm Bureau Life Insurance Company as their attorney-in-fact to sign and file on their behalf individually and in the capacity stated below such registration statements (including any pre-effective amendments, post-effective amendments, exhibits, applications and other documents) with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of variable life insurance policies (specifically the registration statements filed under the Securities Act of 1933 with Securities and Exchange Commission filing numbers 33-12789 and 333-87766) issued by Farm Bureau Life Insurance Company.

Signature	Title	Date
/s/ Brent E. Johnson	Director	02/17/2022
/s/ Angie R. Sanders	Director	03/03/2022
/s/ Richard Felts	Director	02/21/2022
/s/ Joe D. Heinrich	Director	02/21/2022
/s/ Mark McHargue	Director	02/22/2022
/s/ W. Kim Austen	Director	02/21/2022
/s/ William R. Frazee	Director	03/04/2022
/s/ Scott E. VanderWal	Director	02/22/2022
/s/ Bryan L. Searle	Director	02/22/2022
/s/ Todd R. Fornstrom	Director	03/04/2022